Exhibit 21

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Credit Bureau of Carmel & Pebble Beach, Inc.	CA
Administrative Services, LLC	DE
Aerial Acquisition Corp.	DE
Aerial Intermediate Holdings Corp.	DE
Aerial Ultimate Holdings Corp.	DE
Aggregate Knowledge, LLC	DE
Argus Information and Advisory Services, Inc.	DE
Commerce Signals, Inc.	DE
Credit Retriever LLC	DE
Data Solutions Services, LLC	DE
Datasnap.io, Inc.	DE
Drivers History Information Sales LLC	DE
eBureau, LLC	DE
EZS Parent, Inc.	DE
EZShield Group Parent, LLC	DE
FactorTrust, Inc.	DE
FT Holdings, Inc.	DE
INSDEC LLC	DE
iovation Inc.	DE
IS Resources, Inc.	DE
JovianData, Inc.	DE
L2C, Inc.	DE
Link Marketing, Inc.	DE
Link2credit, Inc.	DE
LSSi Data Corp.	DE
MarketShare Acquisition Corporation	DE
MarketShare Holdings, Inc.	DE
MarketShare Partners Asia, LLC	DE
MarketShare Partners, LLC	DE
Neustar Data Services, Inc.	DE
Neustar Information Services, Inc.	DE
Neustar International Services, Inc.	DE
Neustar IP Intelligence, Inc.	DE
Neustar NGM Services, LLC	DE
Neustar, Inc.	DE
Signal Digital LLC	DE
Signal Digital, Inc.	DE
Sontiq, Inc.	DE
Trans Union Consumer Solutions, LLC	DE
Trans Union Content Solutions LLC	DE
Trans Union International, Inc.	DE

Trans Union LLC	DE
Trans Union Real Estate Services, Inc.	DE
TransUnion Data Solutions LLC	DE
TransUnion Digital LLC	DE
TransUnion Exchange LLC	DE
TransUnion Financing Corporation	DE
TransUnion Gaming Services Holdings LLC	DE
TransUnion Gaming Services LLC	DE
TransUnion Global Holdings LLC	DE
TransUnion Interactive, Inc.	DE
TransUnion Intermediate Holdings, Inc.	DE
TransUnion International Holdings LLC	DE
TransUnion Rental Screening Solutions, Inc.	DE
TransUnion Risk Advisory, Inc.	DE
TransUnion Risk and Alternative Data Solutions, Inc.	DE
Tru Optik Data Corp.	DE
TruSignal, Inc.	DE
TRUSTID, Inc.	DE
Verifacts LLC	DE
Decision Systems, Inc.	GA
DSET Corporation	GA
Visionary Systems, Inc.	GA
Worthknowing, Inc.	GA
Driver’s History Inc.	NJ
Datalink Services, Inc.	NV
TransUnion Intelligence LLC	NV
TransUnion Teledata LLC	OR
Title Insurance Services Corporation	SC
Scout Risk Group, Inc.	VT
Argus Information and Advisory Services Australia Pty Ltd	Australia
CyberScout Pty Ltd.	Australia
Credit Reference Bureau Africa (Pty) Ltd.	Botswana
TransUnion (Proprietary) Ltd.	Botswana
Neustar Brasil Tecnologia E Marketing Ltda.	Brazil
TransUnion Brasil Sistemas em Informatica Ltda.	Brazil
CyberScout Inc.	Canada
CyberScout Adjusting Inc.	Canada
Trans Union of Canada, Inc.	Canada
Trans Union Chile, S.A.	Chile
TransUnion Soluciones de Informacion Chile SA	Chile
TransUnion Information Technology (Beijing) Co., Ltd.	China
CIFIN S.A.S.	Colombia
Trans Union Costa Rica, S.A.	Costa Rica
TransUnion Global Capability Center Costa Rica Limitada	Costa Rica
TransUnion Holding Cyprus Ltd.	Cyprus

Centro de Informacion y Estudios Estrategicos Empresariales S.A.	Dominican Rep.
Centro de Operaciones y Servicios de Informacion Estrategica, S.A.	Dominican Rep.
TransUnion, S.A.	Dominican Rep.
TransUnion El Salvador, S.A. de C.V.	El Salvador
TransUnion Eswatini (Pty) Ltd.	Eswatini
Neustar GmbH	Germany
Soluciones de Informatica de Centroamerica (SICE), S.A.	Guatemala
Trans Union Guatemala, S.A.	Guatemala
Trans Union Honduras-Buro de Credito S.A.	Honduras
Credit Information Services Limited	Hong Kong
Neustar Hong Kong Ltd.	Hong Kong
TransUnion Asia Ltd.	Hong Kong
TransUnion Credit Information Services Limited	Hong Kong
TransUnion Limited	Hong Kong
TransUnion Global Capability Center Private Limited	India
TransUnion India Data Analytics Solutions Private Limited	India
TransUnion CIBIL Limited	India
TransUnion Global Technology Center LLP	India
CyberScout Ventures Ltd.	Ireland
Trustev Limited	Ireland
Neustar R&D (Israel) Ltd.	Israel
Credit Information Systems Company Limited	Kenya
Credit Reference Bureau (Holdings) Limited	Kenya
Credit Reference Bureau Africa Ltd.	Kenya
TransUnion Kenya Limited	Kenya
TransUnion Baltics UAB	Lithuania
TransUnion Ltd.	Malawi
CyberScout Sdn Bhd.	Malaysia
TransUnion (Mauritius) Limited	Mauritius
STS Vail Beheeren Administracion S. DE. R.L. DE C.V.	Mexico
TransUnion Reverse Exchange S de R.L. de C.V.	Mexico
TransUnion Soluciones de Informacion, S de R.L de C.V.	Mexico
TransUnion Credit Bureau Namibia (Pty) Ltd.	Namibia
Neustar IP Intelligence, B.V.	Netherlands
TransUnion Netherlands I, B.V.	Netherlands
TransUnion Netherlands II, B.V.	Netherlands
Trans Union Nicaragua, S.A.	Nicaragua
Trans Union Central America, S.A.	Panama
TransUnion Information Solutions Inc.	Philippines
Trans Union de Puerto Rico, Inc.	Puerto Rico
TransUnion Rwanda Limited	Rwanda
Autolocator (Pty) Ltd.	South Africa
TransUnion Africa (Pty) Ltd.	South Africa
TransUnion Africa Holdings (Pty) Ltd.	South Africa
TransUnion Analytic and Decision Services (Pty) Ltd.	South Africa

TransUnion Auto Information Solutions (Pty) Ltd.	South Africa
TransUnion Credit Bureau (Pty) Ltd.	South Africa
TransUnion Global Capability Centre Africa (Pty) Ltd.	South Africa
Confirma Sistemas de Informacion, S.L.	Spain
TransUnion Information Group Spain S.L.U.	Spain
Collection Africa Ltd.	Tanzania
Credit Reference Bureau Africa Ltd.	Tanzania
Credit Reporting Services Limited	Trinidad & Tobago
Argus Information and Advisory Services UK Ltd	United Kingdom
Callcredit Marketing Limited	United Kingdom
Crown Acquisition BidCo, Ltd.	United Kingdom
CyberScout Ltd.	United Kingdom
DecisionMetrics Limited	United Kingdom
iovation, Ltd.	United Kingdom
MarketShare Partners EMEA, Ltd.	United Kingdom
Neustar Technologies Limited	United Kingdom
TransUnion Global Funding Limited	United Kingdom
TransUnion Global Holdings LP	United Kingdom
TransUnion Information Group, Limited	United Kingdom
TransUnion International UK Limited	United Kingdom
TransUnion UK Holdings Ltd.	United Kingdom
Vail Holdings UK Ltd.	United Kingdom
Credit Reference Bureau Africa Ltd.	Zambia